EXHIBIT 21
SUBSIDIARIES OF TIME WARNER INC.
Time Warner maintains over 1,500 subsidiaries. Set forth below are the names of certain controlled subsidiaries, at least 50% owned, directly or indirectly, of Time Warner as of December 31, 2007, that carry on a substantial portion of Time Warner’s lines of business. The names of various consolidated wholly owned subsidiaries have been omitted. None of the foregoing omitted subsidiaries, considered either alone or together with the other subsidiaries of its immediate parent, constitutes a significant subsidiary.

State or Other
Jurisdiction of
Name	Incorporation
Time Warner Inc. (Registrant)	Delaware
TW AOL Holdings Inc.	Virginia
AOL Holdings LLC	Delaware
AOL LLC	Delaware
ADTECH AG	Germany
AdTech US, Inc.	Delaware
Advertising.com, Inc.	Maryland
Advertising.com (ADV) Germany GmbH	Germany
Advertising.com Denmark APS	Denmark
Advertising.com Finland OY	Finland
Advertising.com France, Sarl	France
Advertising.com International Holdings Limited	United Kingdom
Advertising.com International Limited	United Kingdom
Advertising.com Netherlands B.V.	Netherlands
Advertising.com Norway AS	Norway
Advertising.com Spain, S.L.	Spain
Advertising.com Sweden, AB	Sweden
AOL Online India Private Limited	India
AOL Asia Limited	Hong Kong
AOL Australia PTY Limited	Australia
AOL Beijing Technology Research & Development Company Limited	China
AOL Canada, Inc.	Canada
AOL Community, Inc.	Delaware
AOL Deutschland Medien GmbH	Germany
AOL Europe Services Sarl	Luxembourg
AOL France SNC	France
AOL Global Operations Limited	Ireland
AOL Interactive Media India Private Limited	India
AOL Mexico S. de R.L. de C.V.	Mexico
AOL Nederland BV	Netherlands
AOL Relegence Israel Ltd.	Israel
AOL (UK) Limited	United Kingdom
CompuServe Interactive Services France SNC	France

CompuServe Interactive Services, Inc.	Delaware
ICQ LLC	Delaware
ICQ Ltd.	Israel
InfoInterActive Corp.	Nova Scotia
Lightningcast LLC	Delaware
MapQuest, Inc.	Delaware
MapQuest PA, Inc.	Delaware
Netscape Communications Corporation	Delaware
Quigo Technologies, Inc.	Delaware
TACODA, Inc.	Delaware
TACODA, Ltd.	United Kingdom
The Relegence Corporation	Delaware
Third Screen Media, Inc.	Delaware
Totekasche Holdings, Inc. d/b/a Userplane	Delaware
Truveo, Inc.	Delaware
WL Acquisition LLC	Delaware
Xdrive, LLC	Delaware
Yedda Technologies-Knowledge Management Services (Y.O.D.E.A. 2006) Ltd.	Israel
Historic TW Inc.	Delaware
Turner Broadcasting System, Inc.	Georgia
Cable News International, Inc.	Georgia
Cable News Network, Inc.	Delaware
CNN America, Inc.	Delaware
CNN Interactive Group, Inc.	Delaware
CNN Newsource Sales, Inc.	Georgia
Courtroom Television Network LLC (dba TRUTV)	New York
CTG Inversara S.A.	Argentina
New Line Cinema Corporation	Delaware
Material Entertainment	United Kingdom (1)
New Line Distribution, Inc.	California
New Line Home Entertainment, Inc.	New York
New Line Productions, Inc.	California
New Line Television, Inc.	California
New Line Theatricals, Inc.	New York
Picturehouse Films	New York
Superstation, Inc.	Georgia
TEN Network Holding, Inc.	Delaware
TGN, Inc.	Georgia
The Cartoon Network, Inc.	Delaware
Turner Broadcasting System Asia Pacific, Inc.	Georgia
Turner Entertainment Holdings Asia Pacific Limited	Hong Kong
Turner Broadcasting Sales, Inc. (dba Turner Entertainment New Media)	Georgia
Turner Broadcasting System (Holdings) Europe Ltd.	United Kingdom
Turner Broadcasting System International, Inc.	Georgia
Turner Broadcasting System Latin America, Inc.	Georgia
Turner Classic Movies, Inc.	Delaware
Turner Entertainment Networks Asia, Inc.	Georgia

Turner Entertainment Networks Inc.	Georgia
Turner Network Sales, Inc.	Georgia
Turner Network Television, Inc.	Delaware
Turner Sports, Inc.	Georgia
Time Warner Companies, Inc.	Delaware
American Television and Communications Corporation	Delaware
Time Inc.	Delaware
Entertainment Weekly Inc.	Delaware
Essence Communications Inc.	Delaware
Expansión, S.A. de C.V. (Grupo Editorial Expansión)	Mexico
IPC Group Limited	United Kingdom
Magazine Retail Enterprises Inc.	Delaware
Media Networks, Inc.	Delaware
Southern Progress Corporation	Delaware
Oxmoor House, Inc.	Delaware
Sunset Publishing Corporation	Delaware
Synapse Group, Inc.	Delaware (1)
This Old House Ventures, Inc.	Delaware
Time Canada Ltd.	Canada
Time Consumer Marketing, Inc.	Delaware
Time Customer Service, Inc.	Delaware
Time Direct Ventures LLC	Delaware
Time/Warner Retail Sales & Marketing Inc.	New York
Time Inc. Interactive	Delaware
Time Warner Publishing B.V.	Netherlands
Warner Communications Inc.	Delaware
DC Comics (partnership)	New York
E.C. Publications, Inc.	New York
Home Box Office, Inc.	Delaware
HBO Services, Inc.	Delaware
Picturehouse Films	New York
Time Warner Cable Inc.	Delaware (1)
Road Runner HoldCo LLC	Delaware
Time Warner Cable LLC	Delaware
TW NY Cable Holding Inc.	Delaware
Time Warner NY Cable LLC	Delaware
Time Warner Entertainment Company, L.P.	Delaware

Time Warner Entertainment-Advance/Newhouse Partnership	New York (1)
TW UK Holdings Inc.	Delaware
Time Warner Entertainment Limited	United Kingdom
TT Games Ltd.	United Kingdom
TW Ventures Inc.	Delaware
Castle Rock Entertainment	California
Castle Rock Entertainment, Inc.	Georgia
Warner Bros. (F.E.) Inc.	Delaware
Warner Bros. (South) Inc.	Delaware
Warner Bros. Entertainment Inc.	Delaware
Burbank Television Enterprises LLC	Delaware
Telepictures Production Inc.	Delaware
Warner Bros. International Television Distribution Inc.	Delaware
Warner Bros. Television Distribution Inc.	Delaware
Warner Horizon Television Inc.	Delaware
Warner Bros. Entertainment Australia Pty Limited	Australia
Warner Bros. Consumer Products Inc.	Delaware
Warner Bros. Home Entertainment Inc.	Delaware
Monolith Productions Inc.	Washington
WB Games Inc.	Delaware
Warner Bros. Animation Inc.	Delaware
Warner Bros. Enterprises LLC	Delaware
Warner Specialty Films Inc.	Delaware
Warner Bros. Technical Operations Inc.	Delaware
WB Studio Enterprises Inc.	Delaware
Warner Bros. Distributing Inc.	Delaware
Warner Bros. International Cinemas Inc.	Delaware
Warner Bros. Entertainment GmbH	Germany
Warner Bros. Entertainment Espana S.L.	Spain
Warner Bros. Entertainment France S.A.S.	France
Warner Bros. (Korea) Inc.	Korea
Warner Bros. Theatrical Enterprises LLC	Delaware
Warner Entertainment Japan Inc.	Japan
Warner Village Cinemas S.p.A.	Italy
WB Communications Inc.	Delaware
The CW Network LLC	California (1)
WB 100-Plus Station Group Inc.	Delaware

WTTA Incorporated	Delaware
Hanna-Barbera Entertainment Co., Inc.	California
Hanna-Barbera, Inc.	Georgia
Turner Entertainment Co.	Delaware
Time Warner International Finance Limited	United Kingdom
Time Warner Realty Inc.	Delaware
(1) Less than 100% owned